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                                                                  EXECUTION COPY

                                  EXHIBIT 99.3

                             UNDERWRITING AGREEMENT

                                November 8, 2001


Robertson Stephens, Inc.
Tucker Anthony Incorporated
As Representatives of the several Underwriters
c/o Robertson Stephens, Inc.
555 California Street, Suite 2600
San Francisco, CA  94104


Ladies and Gentlemen:

      INTRODUCTORY. Charter Municipal Mortgage Acceptance Company, a Delaware business trust (the "COMPANY"), proposes to issue and sell to the several underwriters named in SCHEDULE A hereto (the "UNDERWRITERS") an aggregate of 3,250,000 common shares of beneficial interest (the "FIRM SHARES"), no par value (the "COMMON SHARES") of the Company, on the terms and subject to the conditions set forth herein. In addition, the Company proposes to grant to the Underwriters an option to purchase up to an aggregate of 487,500 additional Common Shares (the "OPTION SHARES"), for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Shares, as provided in Section 2 hereof. The Firm Shares and, if and to the extent such option is exercised, the Option Shares are collectively called the "SHARES."

      You have agreed to act as representatives of the several Underwriters (in such capacity, the "Representatives") in connection with the offering and sale of the Shares, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Robertson Stephens, Inc. ("Robertson Stephens") on behalf of you as the Representatives.

      The Company has prepared and filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-3 (File No. 333-57384), which contains a form of prospectus, subject to completion, to be used in connection with the public offering and sale of the Shares. Each such prospectus and prospectus supplement, subject to completion, used in connection with such public offering is called a "PRELIMINARY PROSPECTUS." Such prospectus and prospectus supplement, in the form first used by the Underwriters to confirm sales of the Shares, is called the "PROSPECTUS." The registration statement, as amended, including, without limitation, the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder

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(collectively, the "SECURITIES ACT"), and including all documents incorporated or deemed to be incorporated by reference therein (the "INCORPORATED DOCUMENTS") is called the "REGISTRATION STATEMENT." Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the "RULE 462(b) REGISTRATION STATEMENT" and, from and after the date and time of filing of the Rule 462(b) Registration Statement, the term "REGISTRATION STATEMENT" shall include the Rule 462(b) Registration Statement. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a Preliminary Prospectus, the Prospectus or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission via its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"). All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

      The Company hereby confirms its agreements with the Underwriters as follows:

SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

      A.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

      The Company hereby represents and warrants to each Underwriter as follows:

      (a) COMPLIANCE WITH REGISTRATION REQUIREMENTS. The Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of any Preliminary Prospectus, or instituting proceedings for that purpose, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act. The Registration Statement is effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been initiated or are pending or threatened by the Commission.

      At the time of effectiveness of the Registration Statement and any post-effective amendment thereto, at the date of issuance of the Prospectus and any amendment or supplement thereto the Registration Statement and each amendment if any, thereto and the Prospectus and each amendment or supplement, if any, thereto fully complied, fully complies and will fully comply, as applicable, in all material respects with the provisions of the Securities Act, and at the time of effectiveness of the Registration Statement and any post-effective amendment thereto, at the date of issuance of the Prospectus and any amendment or supplement thereto and at the First Closing Date (as defined herein) and any Second Closing Date (as defined herein), the Registration Statement did not, does not and will not, as applicable, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus did not, does not and will not, as applicable, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER,


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that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning the Underwriters and furnished in writing by or on behalf of any Underwriter through you to the Company expressly for use in the Registration Statement or the Prospectus. All legal or governmental proceedings, statutes, regulations, contracts, licenses, agreements, leases or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required.

      (b) DISTRIBUTION OF OFFERING MATERIAL BY THE COMPANY. The Company has not distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Preliminary Prospectus, the Prospectus or any other materials, if any, permitted by the Securities Act and approved in writing by you.

      (c) THE UNDERWRITING AGREEMENT. This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally or by general principles of equity; it being understood that no warranty or representation is being expressed as to the enforceability of the indemnification or contribution provisions contained herein.

      (d) AUTHORIZATION OF THE SHARES TO BE SOLD BY THE COMPANY. The Shares to be purchased by the Underwriters from the Company have been duly and validly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and nonassessable interests in the assets of the Company and the issuance of such Shares will not be subject to any preemptive or similar rights.

      (e) NO APPLICABLE REGISTRATION OR OTHER SIMILAR RIGHTS. No person has the right, contractual or otherwise, to cause the Company to issue to it, or register pursuant to the Securities Act, any beneficial interests in the Company upon the issue and sale of the Shares to the Underwriters hereunder, nor does any person have preemptive rights, resale rights, rights of first refusal or other similar rights to purchase any of the Shares other than those rights that have been expressly waived, fully and unconditionally, prior to the date hereof; it being understood that the Company has previously issued 1,882,364 Convertible Community Reinvestment Act Preferred Shares ("CONVERTIBLE CRA SHARES") convertible into Common Shares, and that the Company may issue up to 7,000,000 additional Convertible CRA Shares currently being offered to qualified institutional buyers by Meridian Investments, Inc. and may issue Common Shares upon the exercise of outstanding options described in the Prospectus.

      (f) NO MATERIAL ADVERSE CHANGE. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has not been (i) any change resulting in a material adverse change in the financial condition, earnings, investment portfolio, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "MATERIAL ADVERSE EFFECT"), (ii) any transaction which is material to the Company or its subsidiaries, except transactions in the ordinary course of business, (iii) any obligation, direct or contingent, which is material to the Company and its subsidiaries taken as a whole, incurred by the Company or its subsidiaries, except obligations incurred in the ordinary course of business, (iv) any change in the beneficial interests in or outstanding indebtedness of


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the Company or its subsidiaries, except changes in the ordinary course of business or (v) except for regular quarterly dividends on the beneficial interests in the Company in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made on the beneficial interests in the Company; and neither the Company nor its subsidiaries has any material contingent obligation which is not disclosed in the Registration Statement and the Prospectus.

      (g) INDEPENDENT ACCOUNTANTS. Deloitte & Touche LLP, whose reports on the consolidated financial statements of the Company and its subsidiaries are filed with the Commission as part of the Registration Statement and the Company's annual report on Form 10-K for the fiscal year ended December 31, 2000, are independent public accountants as required by the Securities Act and the Exchange Act.

      (h) PREPARATION OF THE FINANCIAL STATEMENTS. The financial statements included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and its subsidiaries for the periods specified; and such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved and have been prepared in conformity with the Securities Act.

      (i) SUBSIDIARIES OF THE COMPANY. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, except for Charter Mac Corporation, which was formed after such report was filed.

      (j) ORGANIZATION AND GOOD STANDING OF THE COMPANY AND ITS SUBSIDIARIES. The Company has been duly created and is validly existing as a business trust in good standing under the laws of the State of Delaware, and under its trust agreement, as amended (the "TRUST AGREEMENT"), resolutions of the board of trustees of the Company and the Delaware Business Trust Act (the "TRUST ACT"), has full trust power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and Prospectus. The Company's Trust Agreement, has been duly authorized, executed and delivered by the Company and constitutes a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally or by general principles of equity. The Company is duly qualified as a business trust to transact business as a foreign entity and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

        Each of the Company's subsidiaries has been duly created and is validly existing and is in good standing under the laws of the state of its creation, and under its respective organizational document and relevant state law, has full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus; each of the subsidiaries is duly qualified as a foreign entity and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

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      (k) CAPITALIZATION OF THE SUBSIDIARIES. Except as otherwise disclosed in the Prospectus, all of the issued and outstanding equity interests in each subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable interests in the assets of each such subsidiary, and are owned by the Company, directly or through other subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding equity interests in the subsidiaries were issued in violation of any preemptive right, resale right, right of first refusal or similar right.

      (l) CAPITALIZATION AND OTHER CAPITAL STOCK MATTERS. All of the issued and outstanding beneficial interests in the Company have been duly and validly authorized and issued and are fully paid and nonassessable interests in the assets of the Company, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right. The Trust Agreement conforms, and the beneficial interests in the Company, including, upon issuance, the Shares, conform, in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus; the certificates for the Shares are in due and proper form. The holders of the Shares will be entitled to the same limitation of personal liability as that extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware, it being understood that a holder of Shares may be obligated to make certain payments provided for in the Trust Agreement and described in the Prospectus.

      (m) NO CONSENTS, APPROVALS OR AUTHORIZATIONS REQUIRED. No approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions as contemplated hereby other than registration of the Shares under the Securities Act and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters.

      (n) NON-CONTRAVENTION OF EXISTING INSTRUMENTS AND/OR AGREEMENTS. The execution, delivery and performance of this Agreement, and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or in the Registration Statement or the Prospectus, the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption "Use of Proceeds") and the compliance by the Company with its obligations hereunder have been duly authorized by all necessary trust action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments, nor will such action result in any violation of the provisions of the Trust Agreement or the Trust Act (or any other organizational document) of any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their property or assets. The term "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

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      (o) NO DEFAULTS OR VIOLATIONS. Neither the Company nor any of its
subsidiaries is in violation of its trust agreement (or other organizational document) or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, "AGREEMENTS AND INSTRUMENTS"), except for such violations or defaults that would not result in a Material Adverse Effect.

      (p) NO ACTIONS, SUITS OR PROCEEDINGS. Except as set forth in the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries which, singly or in the aggregate, would result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the property or assets of the Company or any of its subsidiaries or the consummation of the transactions contemplated herein or the performance by the Company of its obligations hereunder.

      (q) ALL NECESSARY PERMITS, ETC. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "GOVERNMENTAL LICENSES") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

      (r) TITLE TO PROPERTIES. The Company and its subsidiaries do not own any real property nor do they have any leases or subleases with respect to any real property. The Company and its subsidiaries have good and marketable title to the investments described in the Prospectus, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (i) are described in the Prospectus, or
(ii) do not, singly or in the aggregate, materially affect the value of any such investments; and neither the Company nor any of its Subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its Subsidiaries under any of such investments, or affecting or questioning the rights of the Company or any subsidiary thereof to the continued possession of the investments.

      (s) PARTNERSHIP STATUS. The Company has been and is properly treated as a partnership, and not as a publicly traded partnership taxable as a corporation or as an association taxable as a corporation for federal income tax purposes, and the holders of the Shares will be treated as partners for U.S. federal income tax purposes.

      (t) COMPANY NOT AN "INVESTMENT COMPANY". The Company is not, and upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity

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"controlled" by an "investment company", as such terms are defined in the
Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT").

      (u) ABSENCE OF EMPLOYEES. The Company does not have any employees, although the Company does have officers who are officers and/or employees of Related Capital Company as described in the Prospectus.

      (v) LOCK-UP AGREEMENTS. The Company has obtained the agreement of each of its trustees and each executive officer of Related Charter LLC, the sole general partner of Related Charter LP, at the Senior Vice President level and above, substantially in the form set forth in EXHIBIT A hereto, not to offer, sell, contract to sell, hedge, or otherwise dispose of, directly or indirectly, any Common Shares or securities convertible into or exchangeable for Common Shares for a period of 90 days after the date of the Prospectus.

      (w) ENVIRONMENTAL LAWS. Except as set forth in the Prospectus, to the best of the Company's knowledge, except such matters as would not, singly or in the aggregate, result in a Material Adverse Effect (i) none of the properties securing the Company's investments (the "SECURING PROPERTIES") is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "HAZARDOUS MATERIALS") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "ENVIRONMENTAL LAWS"), (ii) the Securing Properties have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Securing Properties and (iv) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Securing Properties relating to Hazardous Materials or Environmental Laws.

      (x) EXCHANGE ACT COMPLIANCE. The documents incorporated by reference in the Prospectus, at the time they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, and did not and do not, as applicable, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Any certificate signed by an officer of the Company and delivered to you or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

SECTION 2. PURCHASE, SALE AND DELIVERY OF THE SHARES.

      (a) THE FIRM SHARES. The Company agrees to issue and sell to the several Underwriters the Firm Shares upon the terms herein set forth. On the basis of the

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representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm Shares set forth opposite their names on SCHEDULE A hereto. The purchase price per Firm Share to be paid by the several Underwriters to the Company shall be $14.212 per share.

      (b) THE FIRST CLOSING DATE. Delivery by the Company of the Firm Shares to be purchased by the Underwriters and payment by you therefor shall be made at 6:00 a.m., San Francisco time, at the offices of Sidley Austin Brown & Wood LLP, 875 Third Avenue, New York, New York, 10022 (or at such other place as may be agreed upon among you and the Company), (i) on the third (3rd) full business day following the first day that Shares are traded, (ii) if this Agreement is executed and delivered after 1:30 P.M., San Francisco time, on the fourth (4th) full business day following the first day that Shares are traded or (iii) at such other time and date not later than seven (7) full business days after the first day that Shares are traded as you and the Company may determine (or at such time and date to which payment and delivery shall have been postponed pursuant to Section 8 hereof), such time and date of payment and delivery being herein called the "First Closing Date"; provided, however, that if the Company has not made available to you copies of the Prospectus within the time provided in Sections 2(g) and 3(e) hereof, you may, in your sole discretion, postpone the Closing Date until no later than two (2) full business days following delivery of copies of the Prospectus to you.

      (c) THE OPTION SHARES; THE SECOND CLOSING DATE. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 487,500 Option Shares from the Company at the purchase price per share to be paid by the Underwriters for the Firm Shares. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time upon notice by you to the Company, which notice may be given at any time within 30 days from the date of this Agreement. The time and date of delivery of the Option Shares, if subsequent to the First Closing Date, is called the "Second Closing Date" and shall be determined by you and shall be on a date which is not earlier than the third (3rd) business day nor later than the fifth (5th) business day after delivery of such notice of exercise. If any Option Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Option Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Option Shares to be purchased as the number of Firm Shares set forth on SCHEDULE A hereto opposite the name of such Underwriter bears to the total number of Firm Shares. You may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

      (d) PUBLIC OFFERING OF THE SHARES. You hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Shares as soon after this Agreement has been executed and as you, in your sole judgment, have determined is advisable and practicable.

      (e) PAYMENT FOR THE SHARES. Payment for the Shares shall be made on the First Closing Date (and the Second Closing Date, if applicable) by wire transfer of immediately available funds to the account specified in writing by the Company not less than two (2) business days prior to the First Closing Date or the Second Closing Date, as applicable.

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           It is understood that you have been authorized, for your own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Option Shares the Underwriters have agreed to purchase. Robertson Stephens, individually and not on behalf of the Underwriters, may (but shall not be obligated to) make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by you by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

       (f) DELIVERY OF THE SHARES. The Company shall deliver, or cause to be delivered, a credit representing the Firm Shares to an account or accounts at The Depository Trust Company, as designated by you for your accounts and the accounts of the several Underwriters at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered, a credit representing any Option Shares the Underwriters have agreed to purchase at the First Closing Date (or the Second Closing Date, as the case may be), to an account or accounts at The Depository Trust Company as designated by you for your accounts and the accounts of the several Underwriters, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

      (g) DELIVERY OF PROSPECTUS TO THE UNDERWRITERS. Not later than 12:00 noon, San Francisco time, on the second (2nd) business day following the date of this Agreement and thereafter from time to time during the period in which a Prospectus is required by law to be delivered by an underwriter or dealer, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as you shall request.

SECTION 3. COVENANTS OF THE COMPANY.

       A.  COVENANTS OF THE COMPANY.

           The Company further covenants and agrees with each Underwriter as follows:

      (a) REGISTRATION STATEMENT MATTERS. The Company will not file any amendment or supplement to the Registration Statement or Prospectus, of which you have not previously been advised and furnished a copy, or to which you have reasonably objected in writing, or that is not in compliance with the Securities Act. If the Company elects to rely on Rule 462(b) under the Securities Act, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act prior to 10:00 p.m., Washington, D.C. time, as of the date hereof, and the Company shall pay to the Commission the applicable fee for the Rule 462(b) Registration Statement (or give irrevocable instructions for the payment of such fee) in accordance with Rule 111 under the Securities Act.

      (b) SECURITIES ACT COMPLIANCE. The Company hereby advises you and counsel for the Underwriters that the Registration Statement was declared effective by the Commission on April 9, 2001. The Company will advise you and counsel for the Underwriters (i) when any post-effective amendment to the Registration Statement shall have been declared effective by the Commission, (ii) of the receipt of any comments from the Commission, (iii) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information and (iv) of the issuance of any stop order or of any order suspending the effectiveness of the Registration Statement or the use of the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of the preceding purposes. The Company will use its best efforts to prevent the issuance of any such order and, if issued, to obtain as soon as possible the lifting or withdrawal thereof.

      (c) BLUE SKY COMPLIANCE. The Company will cooperate with you and counsel for the Underwriters in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions (both national and foreign) as you may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports and other documents, as are or may be required to continue such qualifications in effect for so long a period as you may reasonably request for distribution of the Shares.

      (d) AMENDMENTS AND SUPPLEMENTS TO THE PROSPECTUS AND OTHER SECURITIES ACT MATTERS. The Company will comply with the Securities Act and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in your reasonable opinion or the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus or to file under the Exchange Act any documents incorporated by reference in the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus or to file under the Exchange Act any documents incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act or any applicable law, the Company promptly will prepare and file with the Commission, and furnish at the Company's own expense to the Underwriters and to dealers, as many copies as you may require of an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law.

      (e) OFFERING MATERIALS FURNISHED TO UNDERWRITERS. The Company will deliver to you two complete conformed copies of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and Preliminary Prospectuses and the Prospectus, as amended or supplemented, in such quantities and at such places as you have reasonably requested for each of the Underwriters. The Company further agrees to furnish to you, without charge, during the period beginning on the date hereof and ending on the later of the First Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the "PROSPECTUS DELIVERY PERIOD"), as many copies of the Prospectus and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) as you may request.

      (f) USE OF PROCEEDS. The Company shall apply the net proceeds from the sale of the Shares sold by it in the manner described under the caption "Use of Proceeds" in the Prospectus.

      (g) TRANSFER AGENT. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Shares.

      (h) EARNINGS STATEMENT. As soon as practicable, the Company will make generally available to its security holders and to you an earnings statement of the Company and its subsidiaries (which need not be audited) covering the twelve-month period ending June 30, 2002 that satisfies the provisions of
Section 11(a) of the Securities Act.

      (i) PERIODIC REPORTING OBLIGATIONS. During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission and the AMEX all reports and documents required to be filed under the Exchange Act (including, without limitation, pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act) in the manner and within the time periods required by the Exchange Act.

      (j) AGREEMENT NOT TO OFFER OR SELL ADDITIONAL SECURITIES. The Company will not offer, sell or contract to sell, or otherwise dispose of or enter into any transaction which is designed to, or could be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, or announce the offering of, any other Common Shares or any securities convertible into, exercisable for or exchangeable for, Common Shares without the prior written consent of Robertson Stephens; PROVIDED, HOWEVER, that the Company may (i) issue and sell Common Shares pursuant to any trustee or employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the date of the Prospectus and described in the Prospectus so long as none of those shares may be transferred and the Company shall enter stop transfer instructions with its transfer agent and registrar against the transfer of any such Common Shares; (ii) the Company may issue Common Shares issuable upon the conversion of securities or the exercise of warrants outstanding at the date of the Prospectus and described in the Prospectus; and (iii) the Company may issue Convertible Community Reinvestment Act Preferred Shares. These restrictions terminate after the close of trading of the Shares on the 90th day following the date the Shares commenced trading on the AMEX (the "LOCK-UP PERIOD").

      (k) FUTURE REPORTS TO THE REPRESENTATIVES. During the five-year period following the date of this Agreement, the Company will furnish to you (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public or certified public accountants, (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange, and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.

      (l) REPORT OF OFFERING OF SECURITIES AND USE OF PROCEEDS. The Company shall file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Securities Act.

SECTION 4. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS.

           The obligations of the Underwriters to purchase and pay for the Firm Shares on the First Closing Date and the Option Shares on the Second Closing Date as provided herein shall be subject, (i) to the condition that all representations, warranties and other statements of the Company herein and in any certificate delivered pursuant hereto or in connection herewith are, at and as of the date hereof and the First Closing Date (and with respect to the Option Shares, the Second Closing Date), true and correct, (ii) to the condition that the Company has performed all of its covenants and other obligations hereunder that are required to be performed prior thereto, and (iii) to each of following additional conditions:

      (a) EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the Commission as of a time prior to the execution of this Agreement, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the Securities Act and in accordance with Section 3(A)(a)(i) hereof, and if the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective prior to 10:00 p.m., Washington, D.C. time, as of the date hereof; and no stop order or other order suspending the effectiveness thereof or the use of the Prospectus shall have been issued and no proceedings therefor have been initiated or threatened or are otherwise pending. Any request by the Commission for additional information (to be included in the Registration Statement or the Prospectus or any Incorporated Document or otherwise) shall have been complied with to the satisfaction of counsel to the Underwriters.

      (b) CORPORATE PROCEEDINGS. All corporate proceedings and other legal matters in connection with this Agreement, the form of Registration Statement and the Prospectus and the registration, authorization, issue, sale and delivery of the Shares shall have been reasonably satisfactory to counsel for the Underwriters, and such counsel shall have been furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this Section.

      (c) NO MATERIAL ADVERSE EFFECT. Subsequent to the execution and delivery of this Agreement and prior to the First Closing Date and the Second Closing Date, as applicable, in your sole judgment, there shall not have occurred any Material Adverse Effect from that set forth in the Registration Statement or the Prospectus or subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus.

      (d) OPINIONS OF PAUL, HASTINGS, JANOFSKY & WALKER LLP. (i) You shall have received on the First Closing Date and the Second Closing Date, as applicable, an opinion of Paul, Hastings, Janofsky & Walker LLP, counsel for the Company, substantially in the form of EXHIBIT B hereto, dated the First Closing Date or the Second Closing Date, as applicable. Counsel rendering the opinion set forth in EXHIBIT B hereto may rely as to questions of fact upon representations or certificates of officers of the Company and of government officials, in which case the opinion is to state that such counsel is so relying and that such counsel has no knowledge of any material misstatement or inaccuracy in any such representation or certificate. Copies of any representation or certificate so relied upon shall be delivered to you, as Representatives of the Underwriters, and to counsel to the Underwriters.

           (ii) You shall have received on the First Closing Date and the Second Closing Date, as applicable, an opinion of Paul, Hastings, Janofsky & Walker LLP, counsel for the Company in form and substance reasonably satisfactory to the Underwriters, to the effect that based on representations of the Company as to its activities and certain assumptions as to the validity and enforceability of the Company's organizational documents and certain future actions of the Company, although the issue is not free from doubt, the Company has been, since its creation in October 1997, and is, properly treated as a partnership for federal income tax purposes and that the information in the Prospectus under "Risk Factors--Publicly traded partnership status," and "Federal Income Tax Considerations" to the extent that it constitutes matters of law, summaries of legal matters, the Trust Agreement, legal proceedings, or legal conclusions, has been reviewed by them and is correct in all material respects.

      (e) OPINION OF GREENBERG TRAURIG LLP. You shall have received on the First Closing Date and the Second Closing Date, as applicable, an opinion of Greenberg Traurig LLP, special bond counsel for the Company, substantially in the form of EXHIBIT C hereto, dated the First Closing Date or the Second Closing Date, as applicable. Counsel rendering the opinion set forth in EXHIBIT C hereto may rely as to questions of fact upon representations or certificates of officers of the Company and of government officials, in which case the opinion is to state that such counsel is so relying and that such counsel has no knowledge of any material misstatement or inaccuracy in any such representation or certificate. Copies of any representation or certificate so relied upon shall be delivered to you, as Representatives of the Underwriters, and to counsel to the Underwriters.

      (f) RICHARDS, LAYTON & FINGER, P.A.. You shall have received on the First Closing Date and the Second Closing Date, as applicable, an opinion of Richards, Layton & Finger, P.A., special Delaware counsel for the Company, substantially in the form of EXHIBIT D hereto, dated the First Closing Date or the Second Closing Date, as applicable. Counsel rendering the opinion set forth in EXHIBIT D hereto may rely as to questions of fact upon representations or certificates of officers of the Company and of government officials, in which case the opinion is to state that such counsel is so relying and that such counsel has no knowledge of any material misstatement or inaccuracy in any such representation or certificate. Copies of any representation or certificate so relied upon shall be delivered to you, as Representatives of the Underwriters, and to counsel to the Underwriters.

      (g) OPINION OF COUNSEL FOR THE UNDERWRITERS. You shall have received on the First Closing Date and the Second Closing Date, as applicable, an opinion of Sidley Austin Brown & Wood LLP, Counsel for the Underwriters, substantially in the form of EXHIBIT D hereto. The Company shall have furnished to such counsel such documents as such counsel may have requested for the purpose of enabling them to pass upon such matters.

      (h) ACCOUNTANT'S COMFORT LETTER. You shall have received on the First Closing Date and the Second Closing Date, as applicable, a letter from Deloitte & Touche LLP addressed to the Underwriters, dated the First Closing Date or the Second Closing Date, as applicable, confirming that such accountants are independent certified public accountants with respect to the Company within the meaning of the Securities Act and based upon the procedures described in the letter delivered to you by such accountants concurrently with the execution of this Agreement (herein called the "ORIGINAL LETTER"), but carried out to a date not more than four (4) business days prior to the First Closing Date or the Second Closing Date, as applicable, (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the First Closing Date or the Second Closing Date, as applicable, and (ii) setting forth any revisions or additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter or to reflect the availability of more recent financial statements, data or information. The letter shall not disclose any Material Adverse Effect, as determined by you in your sole judgment, from that set forth in the Registration Statement or Prospectus. The Original Letter from Deloitte & Touche LLP shall be addressed to the Underwriters and shall be in form and substance satisfactory to the Underwriters. The Original Letter shall (i) represent, to the extent true, that such accountants are independent certified public accountants with respect to the Company within the meaning of the Securities Act, (ii) set forth the opinion of such accountants with respect to their audit of the consolidated balance sheet of the Company as of December 31, 2000 and related consolidated statements of income, changes in shareholders' equity, and cash flows for the twelve (12) months ended December 31, 2000, (iii) state that such accountants have performed the procedures set out in Statement on Auditing Standards No. 71 ("SAS 71") for a review of interim financial information ended June 30, 2001 (the "QUARTERLY FINANCIAL STATEMENTS"), (iv) state that, in the course of such review, nothing came to the attention of such accountants that leads them to believe that any modifications to any of the Quarterly Financial Statements are required in order for them to be in compliance with generally accepted accounting principles and, (v) address other matters agreed upon by such accountants and you. In addition, you shall have received from the Company any letter addressed to the Company from such accountants, and made available to you for use by the Underwriters, stating that such accountants' review of the Company's system of internal accounting controls, to the extent they deemed necessary in establishing the scope of their audit of the Company's consolidated financial statements as of December 31, 2000, did not disclose any weaknesses in such controls that such accountants' considered to be material weaknesses.

      (i) OFFICERS' CERTIFICATE. You shall have received on the First Closing Date and the Second Closing Date, as applicable, a certificate of the Company, dated the First Closing Date or the Second Closing Date, as applicable, signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that, and you shall be satisfied that:

                           (i) the representations and warranties of the Company in this Agreement are true and correct as if made on and as of the First Closing Date or the Second Closing Date, as applicable, and the Company has complied with all the agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the First Closing Date or the Second Closing Date, as applicable;

                           (ii) no stop order or other order suspending the effectiveness of the Registration Statement or the use of the Prospectus has been issued and no proceedings therefor have been initiated or threatened or are otherwise pending;

                           (iii) at the time the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement and the Prospectus (and any amendments or supplements thereto) and the Incorporated Documents, when such Incorporated Documents became effective or were filed with the Commission, (a) contained all material information required to be included therein by the Securities Act or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as applicable, and (b) in all material respects conformed to the requirements of the Securities Act or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as applicable; and the Registration Statement and the Prospectus (and any amendments or supplements thereto) did not and do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and, since the effective date of the

                           Registration Statement, there has occurred no event that is required to be set forth in an amended or supplemented Prospectus which has not been so set forth; and

                           (iv) since the respective dates as of which information is given in the Registration Statement and Prospectus: (i) there has been no Material Adverse Effect, or any development that could reasonably be expected to result in a Material Adverse Effect; (ii) the Company and its subsidiaries, considered as one entity, has not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

      (j) LOCK-UP AGREEMENTS FROM CERTAIN STOCKHOLDERS OF THE COMPANY. The Company shall have obtained and you shall have received a Lock-up Agreement (substantially in the form of EXHIBIT A hereto) from each officer and trustee of the Company.

      (k) STOCK EXCHANGE LISTING. The Shares shall have been approved for listing on the AMEX, subject only to official notice of issuance.

      (l) COMPLIANCE WITH PROSPECTUS DELIVERY REQUIREMENTS. The Company shall have complied with the provisions of Sections 2(g) and 3(A)(e) hereof with respect to the furnishing of Prospectuses.

      (m) ADDITIONAL DOCUMENTS. On or before each of the First Closing Date and the Second Closing Date, as applicable, you and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require to enable you and your counsel to pass upon the issuance and sale of the Shares as contemplated herein or to evidence the accuracy of any representation or warranty or the satisfaction of any condition or agreement herein contained.

           If any condition specified in this Section 4 is not satisfied, in your sole discretion, when and as required hereunder, this Agreement may be terminated by you on behalf of the Underwriters by notice to the Company at any time on or prior to the First Closing Date (or with respect to the Option Shares, the Second Closing Date), which termination shall be without liability on the part of any party hereto to any other party hereto, except that Section 5 (Payment of Expenses), Section 6 (Reimbursement of Underwriters' Expenses),
Section 7 (Indemnification and Contribution) and Section 10 (Representations and Indemnities to Survive Delivery) hereof, together with Sections 11, 12, 13, 14 and 15 hereof, shall at all times be effective and shall survive any such termination. Robertson Stephens may, in its sole discretion, waive the satisfaction of any condition set forth in this Section 4.

SECTION 5. PAYMENT OF EXPENSES.

           The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation: (i) all expenses incident to the preparation, issuance and delivery of any certificates representing the Shares (including, without limitation, all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Shares, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares to the Underwriters, (iv) all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Preliminary Prospectus and the Prospectus (and all amendments and supplements thereto), and this Agreement, (vi) all fees and expenses (including, without limitation, filing fees and reasonable attorney's fees) incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) any or all Shares for offer and sale under state securities or blue sky laws, provincial securities laws of Canada or the securities laws of any other country, and, if requested by you, preparing and printing a "Blue Sky Survey," an "International Blue Sky Survey" or other memorandum (and all supplements thereto) advising the Underwriters of such qualifications, registrations and exemptions, (vii) the fees and expenses associated with listing the Shares on the AMEX, (x) all costs and expenses incident to the travel and accommodation of the Company's employees on the "roadshow," and (xi) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement. Except as provided in this Section 5 and Sections 6 and 7 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

SECTION 6. REIMBURSEMENT OF UNDERWRITERS' EXPENSES.

           If this Agreement is terminated pursuant to the last paragraph of
Section 4 or Section 9(iv) hereof, or the sale to the Underwriters of the Firm Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, in addition to its obligations under Sections 5 and 7, the Company agrees to reimburse you and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses reasonably incurred by you and the Underwriters in connection with the proposed purchase and the offering and sale of the Shares (including, without limitation, any Shares not so delivered), including, without limitation, reasonable fees and disbursements of counsel, printing expenses, travel and accommodation expenses, postage, facsimile and telephone charges.

SECTION 7. INDEMNIFICATION AND CONTRIBUTION.

       (a) INDEMNIFICATION OF THE UNDERWRITERS.

       (1) The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, joint or several, to which such indemnified person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including, without limitation, in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) in whole or in part, any inaccuracy or alleged inaccuracy in the representations and warranties of the Company contained herein or in any certificate delivered pursuant hereto or delivered in connection herewith, or (iv) in whole or in part, any failure of the Company to perform its obligations hereunder or under applicable law, or (v) any untrue statement or alleged untrue statement of a material fact contained in any audio or visual materials provided or prepared by the Company or based upon written information furnished by or on behalf of the Company, including, without limitation, slides, videos, films or tape recordings, used in connection with the marketing of the Shares, or (vi) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with or relating in any manner to the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or expense (or any action in respect thereof) arising out of or based upon any matter covered by clause (i), (ii), (iii), (iv) or (v) above, provided that the Company shall not be liable under this clause (vi) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or expense (or any action in respect thereof) resulted directly from any such act or failure to act taken or omitted to be taken by such Underwriter through its bad faith or willful misconduct; and agrees to reimburse such indemnified person for any and all expenses (including, without limitation, the reasonable fees and disbursements of counsel chosen by Robertson Stephens) as such expenses are reasonably incurred by such indemnified person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability or expense (or any action in respect thereof); PROVIDED, HOWEVER, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense (or any action in respect thereof) to the extent, but only to the extent, that such loss, claim, damage, liability, expense or action arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by you expressly for use therein. The indemnity agreement set forth in this subsection (a) shall be in addition to any liabilities that the Company may otherwise have.

      (b) INDEMNIFICATION OF THE COMPANY. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its employees, each of its trustees, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which such indemnified person may become subject under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law, or otherwise (including, without limitation, in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter, which consent shall not be unreasonably withheld) insofar as such loss, claim, damage, liability or expense (or any action in respect thereof) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue or alleged untrue statement or such omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by you expressly for use therein; and agrees to reimburse such indemnified person for any legal and other expense reasonably incurred by such indemnified person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability or expense (or any action in respect thereof). The indemnity agreement set forth in this subsection (b) shall be in addition to any liabilities that each Underwriter may otherwise have.

      (c) INFORMATION PROVIDED BY THE UNDERWRITERS. The Company and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the table in the first paragraph and the second and eleventh and twelfth paragraphs under the caption "Underwriting" in the Prospectus; and the Underwriters confirm that such statements are correct.

      (d) NOTIFICATIONS AND OTHER INDEMNIFICATION PROCEDURES. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from (x) any liability that it may have to any indemnified party for contribution or otherwise under this Section 7 to the extent it is not materially prejudiced as a proximate result of such omission or
(y) any liability that it may otherwise have. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; PROVIDED, HOWEVER, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have concluded in its sole discretion that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (Robertson Stephens in the case of subsection
(b) above), representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

      (e) SETTLEMENTS. No indemnifying party under this Section 7 shall be liable for any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action, suit or proceeding in respect of which any indemnification or contribution may be sought hereunder that is effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by subsection (d) above, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (x) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (y) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action, suit or proceeding in respect of which any indemnification or contribution may be sought hereunder, unless such settlement, compromise or judgment includes (i) an unconditional release of such indemnified party from all liability arising out of or in connection with such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

      (f) CONTRIBUTION. If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any loss, claim, damage or liability, or any action or proceeding in respect thereof, then each indemnifying party with respect to such loss, claim, damage or liability, or any action or proceeding in respect thereof, shall contribute to the aggregate amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability (or any action in respect thereof), when incurred, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such loss, claim, damage or liability (or any action in respect thereof), as well as any other relevant equitable considerations.

         The relative benefit received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expense) received by the Company bear to the total underwriting discounts and commission received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other hand and their relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (f) were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this subsection (f).

      The amount paid or payable by an indemnified party as a result of any loss, claim, damage or liability (or any action in respect thereof) referred to above in this subsection (f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

      Notwithstanding the provisions of this subsection (f), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (f) to contribute are several in proportion to their respective underwriting obligations and not joint.

      (g) TIMING OF ANY PAYMENTS OF INDEMNIFICATION. Any loss, claim, damage, liability or expense for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred, but in all cases, no later than forty-five
(45) days of invoice to the indemnifying party.

      (h) SURVIVAL. The indemnity and contribution agreements contained in this
Section 7 and the representation and warranties set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, or the Company, its directors or officers or any person(s) controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder and (iii) any termination of this Agreement. A successor to any Underwriter, or to the Company, its trustees or officers, shall be entitled to the benefits of the indemnity and contribution agreements contained in this
Section 7.

      (i) ACKNOWLEDGEMENTS OF PARTIES. Each of the parties hereto hereby acknowledges that it is a sophisticated business person, was represented by counsel during the negotiations regarding the provisions hereof, including, without limitation, this Section 7, and is fully informed regarding such provisions. Each of the parties hereto hereby further acknowledges that the provisions of this Section 7 fairly allocate the risks in light of the ability of such party to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and Prospectus as required by the Securities Act and the Exchange Act.

SECTION 8. DEFAULT OF ONE OR MORE OF THE SEVERAL UNDERWRITERS.

           If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Shares set forth in SCHEDULE A hereto opposite their respective names bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by you with the consent of the non-defaulting Underwriters, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs exceeds 10% of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 7 and 10 hereof shall at all times be effective and shall survive such termination. In any such case either you or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

           As used in this Agreement, the term "Underwriter" shall be deemed to include any person substituted for a defaulting Underwriter under this Section
8. Any action taken under this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

SECTION 9. TERMINATION OF THIS AGREEMENT.

           This Agreement may be terminated by you, as Representatives of the Underwriters, by notice given to the Company if, at any time since the execution and delivery of this Agreement, (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the AMEX, or trading in securities generally on either the Nasdaq Stock Market, the NYSE or the AMEX shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD, (ii) a general banking moratorium shall have been declared by any of federal, New York, Delaware or California authorities, (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective change in United States' or international political, financial or economic conditions, as in your judgment is material and adverse and makes it impracticable or inadvisable to market the Shares in the manner and on the terms contemplated in the prospectus (as filed pursuant to Rule 424 under the Securities Act) or to enforce contracts for the sale of securities, or (iv) in your judgment there shall have occurred any Material Adverse Effect.

           Any termination pursuant to this Section 9 shall be without liability of (x) the Company to any Underwriter, except that if this Agreement is terminated pursuant to clause (iv) of this Section 9, the Company shall be obligated to reimburse your expenses and the expense of the Underwriters pursuant to Sections 5 and 6 hereof, (y) any Underwriter to the Company or any person controlling the Company, or (z) of any party hereto to any other party hereto except that the provisions of Sections 7, 10, 13, 14 and 15 hereof shall at all times be effective and shall survive any such termination.

SECTION 10. SURVIVAL OF REPRESENTATIONS AND INDEMNITIES.

           The respective indemnities, agreements, representations, warranties and other statements of the Company, or of its officers and trustees and of the Underwriters set forth in or made pursuant to this Agreement or in any certificate delivered pursuant hereto or in connection herewith will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company, or any of their respective partners, officers, directors or controlling persons, as applicable, and will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.

SECTION 11. NOTICES.

           All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

         ROBERTSON STEPHENS, INC.
         555 California Street
         San Francisco, CA  94104
         Facsimile:  (415) 676-2675
         Attention:  General Counsel

If to the Company or the Principal Subsidiary:

         CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY
         625 Madison Avenue
         New York, NY  10022
         Facsimile:  (212) 751-3550
         Attention:  Stuart J. Boesky

Any party hereto may change the address for receipt of communications by giving written notice to the other parties.

SECTION 12. SUCCESSORS.

           This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 8 hereof, and to the benefit of the indemnified parties referred to in Section
7 hereof, and to their respective successors, assigns, heirs, executors, administrators and personal representatives, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

SECTION 13. PARTIAL UNENFORCEABILITY.

           The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 14. GOVERNING LAW PROVISIONS.

           (n) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

       (o) CONSENT TO JURISDICTION. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("RELATED PROCEEDINGS") may be instituted in the federal courts of the United States of America located in the City and County of San Francisco or the courts of the State of California located in the City and County of San Francisco (collectively, the "SPECIFIED COURTS"), and each party irrevocably submits to the personal jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "RELATED JUDGMENT"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints CT Corporation System, which currently maintains a San Francisco office at 49 Stevenson Street, San Francisco, California 94105, United States of America, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of San Francisco.

SECTION 15. GENERAL PROVISIONS.

           This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. The parties hereto agree that time is of the essence with respect to each party's performance hereunder. For purposes of this Agreement, the term "business day" shall mean any day on which the Commission's office in Washington, D.C. is open for business. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which shall together constitute one and the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party hereto whom the condition is meant to benefit. Section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

         [The remainder of this page has been intentionally left blank.]

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                            Very truly yours,

                            CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY

                            By: /s/ Alan P. Hirmes
                                -----------------------------------------
                                Alan P. Hirmes
                                Managing Trustee and Executive Vice President

                  The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

ROBERTSON STEPHENS, INC.
TUCKER ANTHONY INCORPORATED

On their behalf and on behalf of each of the Underwriters named in SCHEDULE A hereto.

BY ROBERTSON STEPHENS, INC.

By:     /s/ G. Mitchell Whiteford
        ----------------------------------
        G. Mitchell Whiteford

                                   SCHEDULE A

                                                          NUMBER OF FIRM SHARES
                               UNDERWRITERS                  TO BE PURCHASED
--------------------------------------------------------------------------------
ROBERTSON STEPHENS, INC.                                         2,600,000
Tucker Anthony Incorporated                                        650,000
                                                                 ---------
         Total                                                   3,250,000
                                                                 =========









                                      S-A

                                    EXHIBIT A

                                LOCK-UP AGREEMENT

Robertson Stephens, Inc.
Tucker Anthony Incorporated
As Representatives of the Several Underwriters
c/o Robertson Stephens, Inc.
555 California Street, Suite 2600
San Francisco, California 94104

RE:  Charter Municipal Mortgage Acceptance Company (the "COMPANY")


Ladies & Gentlemen:

         The undersigned is a trustee of the Company and/or an executive officer of Related Charter LLC with a position of senior vice president or superior, and is (or may become) an owner of record or beneficially of certain common shares of beneficial interest of the Company ("COMMON SHARES") or securities convertible into or exchangeable or exercisable for Common Shares. The Company proposes to carry out a public offering of Common Shares (the "OFFERING") for which you will act as the representatives (the "REPRESENTATIVES") of the underwriters. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you and the other underwriters are relying on the representations and agreements of the undersigned contained in this letter agreement in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.

         In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights (whether by actual disposition or effective economic disposition due to each settlement or otherwise) (collectively, a "DISPOSITION"), with respect to (i) any Common Shares, (ii) any options or warrants to purchase any Common Shares or (iii) any securities convertible into or exchangeable or exercisable for Common Shares now owned or hereafter acquired directly by such person or with respect to which such person has or hereafter acquires the power of disposition (collectively, "SECURITIES"), otherwise than (i) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this restriction, (ii) as a distribution to partners or shareholders of such person, provided that the distributees thereof agree in writing to be bound by the terms of this restriction or (iii) with the prior written consent of Robertson Stephens, Inc. It is understood that nothing herein shall prevent the undersigned from acquiring Common Shares through the exercise of securities exercisable for Common Shares, provided the Common Shares so acquired shall be subject to the restrictions contained herein. The foregoing restrictions will terminate after the close of trading of the Common Shares on the 90th day following the day the Common Shares sold in the Offering commenced trading on the AMEX (the "LOCK-UP PERIOD"). The foregoing restrictions have been expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-up Period, even if such Securities would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that included, relates to or derives any significant part of its value from Securities. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of Common Shares or Securities held by the undersigned except in compliance with the foregoing restrictions.

         This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned. In the event the Offering has not occurred on or before November 15, 2001, this Lock-Up Agreement shall be of no further force or effect.

                                Dated
                                      -------------------------------------


                                -------------------------------------------
                                                     Printed Name of Holder
                                By:
                                      -------------------------------------
                                                                  Signature

                                -------------------------------------------
                                             Printed Name of Person Signing
                                   (and indicate capacity of person signing
                                    if signing as custodian, trustee, or on
                                                       behalf of an entity)

                                    EXHIBIT B

 MATTERS TO BE COVERED IN THE OPINION OF PAUL, HASTINGS, JANOFSKY & WALKER LLP

(i) The Registration Statement, has been declared effective under the Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and , to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

(ii) The Registration Statement, the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we need express no opinion) complied as to form in all material respects with the requirements of the Act and the Exchange Act.

(iii) The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we need express no opinion), at the time they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

(iv) All of the issued and outstanding beneficial interests in the Company, including the Shares, have been issued in compliance with all federal and state securities laws and to the best of our knowledge were not issued in violation of any preemptive right, resale right, right of first refusal or similar right.

(v) The Company is duly qualified as a business trust to transact business as a foreign entity and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(vi) The authorized, issued and outstanding beneficial interests in the Company are as set forth in the Registration Statement and Prospectus. To the best of our knowledge, no person has the right, contractual or otherwise, to cause the Company to issue to it, or register pursuant to the Act, any beneficial interests in the Company upon the issue and sale of the Shares to the Underwriters pursuant to the Agreement, nor, to the best of our knowledge, does any person have preemptive rights, resale rights, rights of first refusal or other similar rights to purchase any of the Shares other than those rights that have been expressly waived, fully and unconditionally, prior to the date of the Agreement; it being understood that the Company has previously issued 1,882,364 Convertible Community Reinvestment Act Preferred Shares ("Convertible CRA Shares") convertible into Common Shares, and may issue Common Shares upon the exercise of outstanding options described in the Prospectus.

(vii) Each of the Subsidiaries is duly qualified as a business trust to transact business as a foreign entity and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(viii) The Agreement has been duly executed and delivered by the Company, constitutes a valid, legal and binding agreement of the Company, and is enforceable against the Company in accordance with its terms except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally or by general principles of equity; it being understood that no opinion is being expressed as to the enforceability of the indemnification or contribution provisions contained therein.

(ix) The Trust Agreement conforms, and the beneficial interests in the Company, including, upon issuance, the Shares, will conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

(x) No approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions as contemplated hereby other than registration of the Shares under the Act and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters.

(xi) To the best of our knowledge, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending or threatened against or affecting the Company or any of its Subsidiaries which, singly or in the aggregate, would result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the property or assets of the Company or any of its Subsidiaries or the consummation of the transactions contemplated by the Agreement or the performance by the Company of its obligations under the Agreement.

(xii) All descriptions in the Registration Statement and Prospectus of contracts and other documents to which the Company or any of its Subsidiaries are a party are accurate in all material respects.

(xiii) All legal or governmental proceedings, statutes, regulations, contracts, licenses, agreements, leases or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required.

(xiv) To the best of our knowledge, (i) neither the Company nor any of its Subsidiaries is in violation of its Trust Agreement or other organizational documents and (ii) no default by the Company or any of its Subsidiaries exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Prospectus. The execution, delivery and performance of the Agreement, and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated by the Agreement or in the Registration Statement or the Prospectus, the consummation of the transactions contemplated by the Agreement and in the Registration Statement and the Prospectus (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption "Use of Proceeds") and the compliance by the Company with its obligations under the Agreement have been duly authorized by all necessary trust action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Repayment Event (as defined in Section 1(A)(n) of the Agreement) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the Trust Agreement or the trust agreement (or any other organizational document) of any of its Subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their property or assets.

(xv) The Company is not, and solely as a result of the consummation of the transactions contemplated by the Prospectus and the Agreement, will not become, an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act.

         Nothing has come to our attention that would lead us to believe that the Registration Statement or any amendment thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we need make no statement), at the time such Registration Statement or amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we need make no statement), at the date of such Prospectus or such supplement, and at all times up to and including the time of purchase or additional time of purchase, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                    EXHIBIT C

                     MATTERS TO BE COVERED IN THE OPINION OF
                              GREENBERG TRAURIG LLP

                The discussion set forth in the Prospectus under the heading "Risk Factors - The value of our common shares, our Convertible CRA Shares and our preferred shares, if any, and our ability to make distributions of tax-exempt income depends upon the application of tax laws", to the extent it pertains to matters of law or legal conclusions with respect thereto, is accurate in all material respects under the Code, the regulation thereunder, published administrative rulings and judicial decisions published on or prior to the date of this opinion.

                                    EXHIBIT D

   MATTERS TO BE COVERED IN THE OPINION OF RICHARDS, LAYTON & FINGER, P.A.

      (i) The Company has been duly created and is validly existing as a business trust in good standing under the laws of the State of Delaware, and under its trust agreement, as amended (the "Trust Agreement"), resolutions of the board of trustees of the Company (the "Resolutions") and the Delaware Business Trust Act (the "Trust Act"), has full trust power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform its obligations under, and contemplated by, the Agreement.

      (ii) The beneficial interests in the Company issued prior to the date hereof have been duly authorized for issuance by the Trust Agreement and are validly issued, fully paid and, subject to the qualifications set forth in this paragraph (ii), nonassesable undivided interests in the assets of the Company. The certificates for the beneficial interests in the Company being issued on the date of the opinion (the "Firm Shares") are in due and proper form. Each holder of such interests, in its capacity as a beneficial owner of the Company, will be entitled to the same limitation of personal liability as that extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that a holder of such interests may be obligated to make certain payments provided for in the Trust Agreement. Under the Trust Agreement and the Trust Act, the issuance of such interests was not subject to preemptive or similar rights.

      (iii) The Firm Shares have been duly authorized for issuance by the Trust Agreement, and, when issued, executed and authenticated in accordance with the Trust Agreement and when delivered against payment therefor in accordance with the Agreement will be fully paid and, subject to the qualifications set forth in this paragraph (iii), non-assessable undivided beneficial interests in the assets of the Company. Each holder of Firm Shares, in its capacity as a beneficial owner of the Company, will be entitled to the same limitation of personal liability as that extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that a holder of Firm Shares may be obligated to make certain payments provided for in the Trust Agreement. Under the Trust Agreement and the Trust Act, the issuance of the Firm Shares is not subject to preemptive or other similar rights.

      (iv) Each of the Subsidiaries has been duly created and is validly existing as a business trust in good standing under the laws of the State of Delaware and, under their respective trust agreements and the Trust Act, has full trust power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus.

      (v) Except as otherwise disclosed in the Prospectus, all of the issued and outstanding equity interests of each Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable interests in the assets of such Subsidiary that are owned by the Company, directly or through other Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding equity interests of the Subsidiaries were issued in violation of any preemptive right, resale right, right of first refusal or similar right.

      (vi) Under the Trust Agreement, the Resolutions and the Trust Act, the Agreement and the Registration Statement have been duly authorized by all requisite trust action on the part of the Company.

      (vii) The Company's Trust Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid, legal and binding agreement of the Company, and is enforceable against the Company, in accordance with its terms.

      (viii) After due inquiry, as of a recent date, limited to, and solely to the extent disclosed thereupon, Court dockets for active cases of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware, of the Superior Court of the State of Delaware in and for New Castle County, Delaware, and of the United States District Court sitting in the State of Delaware, we are not aware of any legal or governmental proceeding pending against the Company.

      (ix) The issuance, sale and delivery by the Company of the Firm Shares, the execution, delivery and performance of the Agreement and the Registration Statement and Prospectus by the Company and the consummation of the transactions contemplated in the Agreement, the Registration Statement and the Prospectus (including the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and the compliance by the Company with their respective obligations under the Agreement, the Registration Statement and the Firm Shares do not and will not, whether with or without the giving of notice or lapse of time or both, violate the Trust Agreement or violate any applicable Delaware statute or regulation.

      (x) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Delaware court or Delaware governmental authority or Delaware agency is necessary or required for the performance by the Company of its obligations under the Agreement or in connection with the offering, issuance or sale of the Firm Shares or the consummation of the transactions contemplated by the Agreement, except such as have been already obtained or as contemplated in the Registration Statement and Prospectus.

                                    EXHIBIT E

          MATTERS TO BE COVERED IN THE OPINION OF UNDERWRITERS' COUNSEL

      (i) The Trust has been duly created and is validly existing as a business trust in good standing under the laws of the State of Delaware.

      (ii) The Underwriting Agreement has been duly authorized, executed and delivered by the Trust.

      (iii) The Shares have been duly authorized for issuance by the Trust Agreement and, when issued in accordance with the Trust Agreement and delivered against payment therefor in accordance with the Underwriting Agreement, will be fully paid and, subject to the qualifications set forth below, non-assessable undivided beneficial interests in the assets of the Trust. Each shareholder, in its capacity as a beneficial owner of the Trust, will be entitled to the same limitation of personal liability as that extended to stockholders of private corporations for profit organized under the Delaware General Corporation Law. We note, however, that a shareholder may be obligated to make certain payments provided for in the Trust Agreement. Under the Trust Agreement and the Delaware Business Trust Act, the issuance of the Shares is not subject to preemptive or other similar rights.

      (iv) The Shares conform as to legal matters in all material respects to the description thereof contained in the Prospectus.

      (v) The Registration Statement has been declared effective under the 1933 Act and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose are pending before or threatened by the Commission.

      (vi) The Registration Statement, at the time it became effective, and the Prospectus, as of its date of issue, in each case, except for the financial statements and the notes thereto and the schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we express no opinion, complied as to form in all material respects with the requirements of the 1933 Act and the rules and regulations of the Commission promulgated thereunder.

       We have endeavored to see that the Registration Statement and the Prospectus comply with the 1933 Act and the rules and regulations of the Commission promulgated thereunder relating to registration statements on Form S-3 and related prospectuses, but we have not participated in the preparation of the documents incorporated by reference in the Registration Statement and the Prospectus and we cannot, of course, make any representation to you as to the accuracy or completeness of any statements contained in the Registration Statement or the Prospectus, including the documents incorporated therein by reference, except to the extent covered in clause (iv) above. Nothing, however, has come to our attention that would lead us to believe that the Registration Statement (other than the financial statements and the notes thereto and the schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we have not been requested to comment), at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than the financial statements and the notes thereto and the schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we have not been requested to comment), as of its issue date or the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.












                                       E-2